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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statements of Blyth Industries, Inc. and Subsidiaries on Form S-8 (Nos. 33-91954 and 333-50011) and Form S-3 (No. 333-59847) of our report dated
March 25, 1999, except for Note 12 and Note 15, as to which the date is April 9, 1999, on our audits of the consolidated financial statements and financial statement schedule of Blyth Industries, Inc. and Subsidiaries as of January 31, 1999 and 1998, and for the two years in the period ended January 31, 1999, which report is included in this Annual Report on Form 10-K.

                         /s/ PricewaterhouseCoopers LLP
                           PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
April 30, 1999